Comparison of change in value of $10,000 investment in Dreyfus Appreciation Fund, Inc.
        and the Standard & Poor's 500 Composite Stock Price Index


        EXHIBIT A:
                                                   Standard & Poor's 500
                                                     Composite Stock
             PERIOD    Dreyfus Appreciation Fund,Inc    Price Index*

            12/31/90              10,000                  10,000
            12/31/91              13,843                  13,040
            12/31/92              14,484                  14,032
            12/31/93              14,586                  15,444
            12/31/94              15,114                  15,646
            12/31/95              20,840                  21,518
            12/31/96              26,191                  26,457
            12/31/97              33,486                  35,280
            12/31/98              43,816                  45,370
            12/31/99              48,184                  54,912
            12/31/00              49,052                  49,915